UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2010

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-8550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 8, 2010, Covance Inc. (“Covance”) entered into a letter agreement for an accelerated share repurchase transaction (“ASR Agreement”) with JPMorgan Chase Bank, National Association, London Branch (“JPM”), through its agent J.P. Morgan Securities LLC.  Covance will repurchase shares of its common stock pursuant to the ASR Agreement as part of the $250 million share repurchase program that it announced on September 28, 2010.

Under the ASR Agreement, Covance paid $250 million to JPM on November 9, 2010 from available cash on hand and available liquidity, including funds borrowed by Covance under its newly amended and restated credit agreement, to repurchase outstanding shares of Covance common stock.  Also on November 9, 2010, Covance received 3.5 million shares of its common stock.  The specific number of shares that Covance ultimately will repurchase under the ASR Agreement will be based generally on the volume-weighted average share price of Covance common stock over a valuation period in accordance with the terms of the ASR Agreement, subject to a cap provision that establishes a minimum number of repurchased shares.  The minimum share number will depend upon the volume-weighted average share price of Covance’s common stock during an initial “hedging period,” during which JPM will purchase shares of Covance common stock in the open market to establish an initial hedge position in respect of its obligations to deliver shares under the ASR Agreement.  Covance will receive the balance of the minimum number of shares at the end of the hedging period.  The valuation period will begin following the completion of the hedging period and may extend into the second quarter of 2011.  On final settlement of the ASR Agreement, Covance may be entitled to receive additional shares of Covance common stock from JPM, or, under certain circumstances specified in the ASR Agreement, Covance may be required to deliver shares or make a cash payment (generally at its option) to JPM.  In connection with this transaction, JPM is expected to purchase Covance common stock in the open market.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase transaction, including, but not limited to, the mechanism used to determine the number of shares that will be delivered (as well as minimum share amount), the required timing of delivery of the shares, the specific circumstances under which JPM is permitted to make adjustments to the transaction, the specific circumstances under which the transaction may be terminated early, certain circumstances under which JPM could be entitled to deliver fewer than the minimum number of shares (or Covance could be required to deliver shares or cash (generally at Covance’s option) to JPM), and various acknowledgements, representations and warranties made by Covance and JPM to one another.  A copy of the ASR Agreement is attached as an Exhibit hereto, and incorporated by reference herein.  The above summary is qualified in its entirety by reference to the ASR Agreement.

ITEM 2.03.  CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                           Confirmation between Covance Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: November 11, 2010	/s/ William E. Klitgaard
	Name:	William E. Klitgaard
	Title:	Corporate Senior Vice President,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Confirmation between Covance Inc and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch